UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2008 (June 18, 2008)

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri  63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 18, 2008, the Board of Directors of Monsanto Company (the “Company”) approved amendments to the Company’s Bylaws, which changes are effective as of June 18, 2008. The amendments revise Sections 4 and 8 of the Company’s Bylaws. The principal features of the amendments are as follows:

Advance Notice Bylaws.

     Section 4 (Business to be Conducted at Annual Meeting) and Section 8 (Nominations of Directors) of the Bylaws require shareowners intending to make a director nomination or bring other business at a shareowner meeting to have provided the Company advance written notice of such nominations or business, generally between 90 and 120 days before the shareowner meeting.

     The amended Bylaws (i) explicitly provide that the Bylaws apply to all shareowner nominations and proposals of business and are the exclusive means for a shareowner to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements) and (ii) expand the required disclosure regarding the shareowners making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership) and rights to vote any shares of any security of the Company. In addition, the amended Bylaws provide that a shareowner making a director nomination or bringing other business at a shareowner meeting must not only be a shareowner at the time of the notice, but also at the time of the annual meeting.

     The amended Bylaws, and a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

3.2(i)	Monsanto Company Bylaws, as amended effective June 18, 2008

3.2(ii)	Monsanto Company Bylaws, marked to show amendments effective as of June
18, 2008

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Dated: June 24, 2008	By: /s/ Christopher A. Martin
Name: Christopher A. Martin
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2(i)	Monsanto Company Bylaws, as amended effective June 18, 2008

3.2(ii)	Monsanto Company Bylaws, marked to show amendments effective as of June
18, 2008